Exhibit 3.3

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/23/1997
                                                             971245766 - 2776923

                          CERTIFICATE OF INCORPORATION
                                       OF
                                JUST NIKKI, INC.

                                    ARTICLE I

      The name of the corporation is JUST NIKKI, INC., (hereinafter called the "Corporation").

                                   ARTICLE II

      The  address  of the  Corporation's  registered   office  in the  State of
Delaware is 1013 Centre Road, City of Wilmington, County of New Castle and the name of the registered agent at such address is Corporation Service Company.

                                   ARTICLE III

      The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      The  capital   stock   authorized,   the  par  value   thereof,   and  the
characteristics of such stock shall be as follows:

          Number of Shares             Par Value              Class of
             Authorized                Per Share                Stock
             ----------                ---------                -----
              $3,000                     $0.01                  Common

                                    ARTICLE V

      The name of the Incorporated is Harold E. Berritt and the address of the Incorporator is 1221 Brickell Avenue Miami, Florida 33131.

                                   ARTICLE VI

      The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation's Bylaws.

                                   ARTICLE VII

      No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under ss.174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. It is the intent that this provision be Interpreted to provide the maximum protection against liability afforded to directors under the Delaware General Corporation Law in existence now or hereafter.

                                  ARTICLE VIII

      This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                                   ARTICLE IX

      The directors of the Corporation shall have the power to adopt, amend or repeal the bylaws of the Corporation.

      IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate of Incorporation this 23rd day of July, 1997.

                                          /s/ Harold E. Berritt
                                          -------------------------------
                                          Harold E. Berritt, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 04/07/2000
001181438 - 2776923

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                      *****

      JUST NIKKI, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

      The Board of Directors of JUST NIKKI, INC. adopted the following resolution on the February 16, 2000.

      Resolved, that the registered office of JUST NIKKI, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, JUST NIKKI, INC. has caused this statement to be signed by Kathleen E. Rossi, its Vice President, this 3/17/00.

                                     /s/ Kathleen E. Rossi
                                     ---------------------------------
                                     Kathleen E. Rossi, Vice President

(DEL. - 264 - 6/15/94)
CT System

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                JUST NIKKI, INC.

      JUST NIKKI, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

      FIRST: The Certificate of Incorporation of the Corporation is hereby amended by changing Article I to read as follows:

                                   ARTICLE I

      The name of the Corporation is Afterthoughts Merchandising Corp. (the "Corporation").

      SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted and approved by the Board of Directors and the sole stockholder of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Corporation has caused this Certificate be signed by its Secretary this 9th day of May, 2000.

                                     JUST NIKKI, INC.,
                                     a Delaware corporation


                                     /s/ Harold E. Berritt
                                     ---------------------------------
                                     Harold E. Berritt, Secretary


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 05/09/2000
                                                             001236342 - 2776923